EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, dated as of ____________ 2004, by and between COGENCO INTERNATIONAL, INC., a Colorado corporation, (the "Company"), and DAVID
W. BRENMAN presently residing in Denver, Colorado ("Executive").

                                   WITNESSETH:

     WHEREAS, Company hires Executive as the President of the Company;

     WHEREAS, the Board of Directors ("Board") recognizes that the Executive will contribute significantly to the growth and success of the Company;

     WHEREAS, the Board desires the attention and dedication of the Executive as a member of the Company's management, and has determined it is in the best interest of the Company to employ Executive; and

     WHEREAS, the Executive is willing to commit himself to serving the Company on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive as the President of the Company during the Employment Term (as defined in Section 3), and the Executive hereby accepts such employment and agrees to serve the Company subject to the general supervision, advice and direction of the Board of Directors and upon the terms and conditions set forth in this Agreement.

     2. Duties. During the Employment Term, the Executive, as the President of the Company, shall have such authority and duties as is customary for the officer of a corporation in such position, and shall perform such other services and duties as the Board may from time to time designate consistent with such position. The Executive shall devote substantially his full time, and provide his best efforts to the business and affairs of the Company except for vacations, personal time to which he is entitled pursuant to the terms of this Agreement and except for illness or incapacity; provided, however, that the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company, or materially affect the performance of the Executive's duties pursuant to this Agreement as long as the Executive discloses in writing each such position to the Board.

     3. Employment Term.

          (a) The Executive shall be employed under this Agreement for a term (the "Employment Term") of five years commencing on ______________, 2004 (the "Commencement Date") and terminating on the close of business on _____________, 200_, unless sooner terminated as provided in Section 6 hereof (the "Initial Term"); provided that upon expiration of the Initial Term, this Agreement shall thereafter automatically be renewed from year to year (or such shorter period until the Executive's retirement) unless either party provides written

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notification to the other of its intention not to so renew which notice must be given no later than December 31 of each such year. Neither the expiration of this Agreement, its termination by reason of the Executive's retirement, nor the giving of notice by the Company that it does not wish to renew the Employment Term shall constitute a breach of this Agreement or termination of the Executive for the purposes of Section 6 or 7 of this Agreement.

          (b) Notwithstanding the provisions of Section 3(a), the Employment Term shall be extended automatically for a period of two years from the month in which a Change of Control (as such term is defined below) occurs (or such shorter period ending on the Executive's retirement).

          (c) The date on which the Employment Term (including any one year renewal period then in effect) is scheduled to terminate under Sections 3(a) or 3(b) shall hereinafter be referred to as the "Scheduled Termination Date".

          (d) If there is a Change in Control then the Executive's monthly salary shall be accelerated and paid within 30 days of said Change of Control for the full amount due through the termination date of said employment agreement according to the terms set forth in 3(b) above.

     4. Compensation.

          (a) Base Salary. The Company shall pay the Executive an annual base salary as compensation for his services hereunder of $150,000 (the "Base Salary"), payable in equal semi-monthly installments in accordance with the ordinary payroll practices of the Company for management employees.

          (b) Supplemental or Incentive Compensation. During the Employment Term, the Executive may receive supplemental or incentive compensation based on the criteria the Board deems appropriate consistent with the Company's strategic plan. Any supplemental or incentive compensation shall be paid in cash.

          (c) Additional Benefits. During the Employment Term, the Executive shall be entitled to paid time off (PTO) and to participate in any employee benefit plans, including any incentive plans, any pension or group life, health, hospitalization, short-term disability and other disability insurance plans and other employee welfare benefits made available generally to management employees of the Company.

     5. Reimbursement of Expenses. In addition to the compensation provided for under Section 4 of this Agreement, upon submission of proper vouchers and in accordance with the policies and procedures established by the Company in effect from time to time, the Company shall pay or reimburse the Executive for all normal and reasonable expenses, including travel expenses, incurred by the Executive during the Employment Term in connection with the Executive's responsibilities to the Company.

     6. Termination. Notwithstanding Section 3 hereof, the Employment Term shall terminate prior to the Scheduled Termination Date upon the occurrence of any of the following events:

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          (a) Death. The Employment Term shall terminate upon the death of the
Executive.

          (b) Disability. The Employment Term shall terminate as a result of the Executive's Permanent Disability (as such term is defined in Section 6(f)).

          (c) Termination Without Cause. The Employment Term shall terminate upon the Executive's Termination Without Cause (as such term is defined in Section 6(f)).

          (d) Termination By Executive. The Employment Term shall terminate upon a Voluntary Termination (as such term is defined in Section 6(f)) by the Executive of his employment hereunder with the Company.

          (e) Termination For Cause. The Employment Term shall terminate upon the Executive's Termination For Cause (as defined in Section 6(f)).

          (f) Definitions. For purposes of this Agreement:

               (i) "Permanent Disability" shall mean that by reason of a physical or mental disability or infirmity which has continued for a period of at least six months, the Executive is unable substantially to perform the duties contemplated by this Agreement on a regular basis. The determination of Permanent Disability shall be made by a medical board certified physician mutually acceptable to the Company and the Executive (or the Executive's legal representative, if one has been appointed). The Executive agrees to submit such medical evidence regarding such disability or infirmity as is reasonably requested by the Company.

               (ii) "Termination For Cause" shall mean any termination of the employment of the Executive for "Cause." For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only:

                    (A) if termination of his employment shall have been the result of the Executive's willful engaging in dishonest, unethical, `illegal or fraudulent actions resulting or intended to result directly or indirectly in any demonstrable material harm to the Company or its shareholders, or

                    (B) if there has been a willful and continued failure by the Executive during the Employment Term (except by reason of incapacity due to physical or mental illness) to comply with the provisions of this Agreement, and the Executive shall have either failed to remedy such alleged breach within ten days from his receipt of written notice from the Company demanding that he remedy such alleged breach or shall have failed to take all reasonable steps to that end during such ten day period and thereafter; or

                    (C) if the Executive has failed to comply with the provisions of this Agreement on two or more prior occasions, even if the Executive remedied the conduct as provided in Section 6(f)(ii)(B); or

                    (D) if there has been a breach of fiduciary duty involving personal profit to the Executive;

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                    provided that there shall have been delivered to the
Executive at least ten days prior to the effective date of Termination for Cause a Notice of Termination (as defined in this Section 6(f)) and a certified copy of a resolution of the Board adopted by the affirmative vote of not less than a majority of the entire membership of the Board (other than the Executive if he is a member of the Board at such time) at a meeting called and held for that purpose and at which the Executive was given an opportunity, together with the Executive's counsel, to be heard, finding that the Executive had engaged in conduct set forth in subsection (A), (B), (C) or (D) above based on reasonable evidence, specifying the particulars thereof in detail.

                    If the Executive's employment shall be terminated by the Company during the Employment Term for Cause, the Executive shall have the right to contest such termination only in accordance with the rules set forth in
Section 14 of this Agreement.

               (iii) "Voluntary Termination" shall mean any voluntary termination by the Executive of his employment with the Company or termination as a result of retirement at or after age 65.

               (iv) "Termination Without Cause" shall mean any termination of the employment of the Executive by the Company other than Voluntary Termination, Termination For Cause or upon death, or Permanent Disability. Termination Without Cause pursuant to the preceding sentence may occur only upon the affirmative vote of at least a majority of the entire membership of the Board (not counting the Executive, who may not vote if he is then a member of the Board) at a meeting called and held for that purpose.

               (v) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6(a)) shall be communicated by written "Notice of Termination" to the other party to this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (vi) The "Date of Termination" shall mean (A) if the Executive is terminated by his death, the date of his death, (B) if the Executive's employment is terminated due to a Permanent Disability, 30 days after Notice of Termination is given, (C) if the Executive's employment is terminated pursuant to a Termination For Cause, the date specified in the Notice of Termination, (D) if the Executive's employment is terminated due to his retirement, the date specified in the Notice of Termination and (E) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

     7. Termination Benefits.

          (a) Death. If the Executive's employment is terminated by his death, the Company shall pay to his surviving spouse, or if he leaves no spouse, to his estate, any compensation, pro rata incentive compensation, and benefits earned by the Executive or vested under Section 4 of this Agreement through the Executive's Date of Termination; provided, however, that no death benefits attributable to a period after the Scheduled Termination Date in effect at the time of the Executive's death shall be payable.

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          (b) Permanent Disability. If the Executive's employment is terminated as a result of his Permanent Disability, the Company shall pay the Executive through the Executive's Date of Termination, any compensation and benefits earned or vested by the Executive under Section 4 of this Agreement; provided, however, that no payments shall be made under this Section 7(b) following the Scheduled Termination Date in effect at the time of the Executive's Permanent Disability. Further, if the Executive receives disability benefits under any disability plan paid for by the Company, including disability insurance, the amount otherwise payable by the Company to the Executive shall be reduced (but not below zero) by the amount of such disability benefits received by him. To the extent permitted under the life, medical, dental and disability plans then maintained by the Company for similarly situated active management employees, at the Executive's option and expense, the Company shall cause to be continued benefits under such plans to the Executive at coverage not less than the coverage maintained by the Company for the Executive immediately prior to the Permanent Disability, which shall run concurrently with the Executive's COBRA period. Such coverage shall cease upon the earlier of (i) in the case of medical and dental benefits, the expiration of the Executive's COBRA rights, (ii) the Executive's death, or (iii) the Executive's full-time employment by another employer.

          (c) Termination For Cause or Voluntary Termination. In the case of a termination of the Executive pursuant to Section 6(f)(ii) or Section 6(f)(iii) of this Agreement, the Company's obligations to the Executive shall cease the day after the Executive's Date of Termination and the Company shall not be liable to pay the Executive's Base Salary or supplemental compensation nor shall the Executive have any rights to further participate in employee benefit plans of the Company pursuant to Section 4, except the Executive shall be entitled to any rights or benefits that have become vested prior to the Date of Termination (unless the plan pursuant to which such benefits are provided states to the contrary). The Company shall pay the Executive his Base Salary and any other compensation or benefits earned or vested through the Date of Termination at the rate in effect at the time the Notice of Termination is given in a lump sum within 30 days of the Date of Termination.

          (d) Termination Without Cause or Termination With Good Reason. If during the Employment Term, the Executive shall be terminated from employment based on a Termination Without Cause or Termination With Good Reason as defined in Section 8(c) of the Agreement, the Executive shall be entitled to receive the following payments and benefits:

               (i) Salary. In the event of any termination under this Section 7(d), the Executive's Base Salary earned through the Date of Termination at the rate in effect at the time the Notice of Termination is given.

               (ii) Severance Payment. In the event of any termination under this Section 7(d), in lieu of any further payments to the Executive including any payments to which the Executive would be entitled under any severance plan or arrangement of the Company, the Company shall pay as severance pay to the Executive an amount equal to two times the Executive's Base Salary but not less than the amount due during the remaining term of the Agreement. Such payments are payable in a single sum, within 30 days following the Executive's Termination Date. Notwithstanding the foregoing, in lieu of such severance, at the option of the Company, the Company and the Executive may enter into a written consulting agreement pursuant to which, for services rendered by the Executive, the Executive would receive consideration in an amount equal to the severance payment otherwise to be made pursuant to this Section 7(d)(ii).

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               (iii) Release. The payments provided under this Section 7(d) upon termination shall be in lieu of any other payments or causes of action available to the Executive pursuant to this Agreement. As a condition to receipt of payments under Section 7(d) of this Agreement, the Executive shall execute a Release and Settlement Agreement acceptable to the Company, pursuant to which the Executive shall waive any and all claims resulting from employment at or termination from the Company other than payments or benefits which are expressly provided for in this Agreement.

          (e) Retirement. The Executive shall not be entitled to any Severance Payment pursuant to this Section 7 in the event that this Agreement is terminated prior to its Scheduled Termination Date or as of any Scheduled Termination Date due to the Executive's retirement.

     8. Change of Control.

          (a) No benefit shall be payable under this Section 8 unless there shall have been a Change of Control of the Company.

          (b) For purposes of this Agreement, a Change of Control of the Company ("Change of Control") shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (i) there is consummated a merger, consolidation or other reorganization of the Company with any other for- or non-profit corporation; or

               (ii) the Board of Trustees of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iii) a merger of Company in which Company does not survive (other than a merger with a subsidiary of which Company had control for more than six months prior to the merger), or consolidation of Company through a change of its members or any other transaction after which a third party has the right to appoint a majority of the Board of Trustees of Company.

          (c) Good Reason. For purposes of Section 7 and this Section 8 of the Agreement, Good Reason shall mean the occurrence (without the Executive's written consent) after any Change of Control or within 90 days prior to a Change of Control of any one of the following acts by the Company, or failures by the Company to act, unless, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof.

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               (i) (1) the assignment to the Executive of any duties
inconsistent with the Executive's positions, duties, responsibilities and status with the Company immediately prior to the Change of Control; (2) a significant adverse alteration in the nature of the Executive's reporting responsibilities, titles, or offices as in effect immediately prior to the Change of Control; (3) the removal of the Executive from, or any failure to reelect the Executive to, any such position, except in connection with a termination of the employment of the Executive due to a Voluntary Termination, Termination For Cause, or upon death or Permanent Disability; or (4) any significant diminution in the Executive's Base Salary from that immediately before the Change of Control, as the case may be; or

               (ii) the requirement by the Company that the Executive's principal place of employment be relocated more than 45 miles from his existing place of employment; or

               (iii) the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 12(a) of this Agreement.

               (iv) the failure by the Company to continue in effect any compensation plan in which the Executive participated immediately prior to the Change of Control, as the case may be, which is material to the Executive's total compensation, unless an arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change of Control; or

               (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change of Control or the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits enjoyed by the Executive at the time of the Change of Control.

          (d) If, within 90 days prior to the Change of Control, the Executive's employment with the Company (i) is terminated by the Company for any reason other than Death, Disability, Cause or retirement or (ii) is terminated by the Executive for Good Reason, the Executive shall receive the compensation otherwise payable to the Executive pursuant to Section 7(d).

     9. Protected Information; Prohibited Competition.

          (a) The Executive recognizes and acknowledges that during the course of the Executive's employment by the Company, the Company has disclosed and shall furnish, disclose or make available to the Executive confidential or proprietary information related to the Company's business, including, without limitation, customer lists, ideas, processes, inventions and devices, that such confidential or proprietary information has been developed and will be developed through the expenditure by the Company of substantial time and money and that all such confidential information could be used by the Executive and others to compete with the Company. The Executive agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to

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use such confidential or proprietary information only for the purpose of carrying out his duties with the Company and not otherwise to use or disclose such information. For purposes of this Agreement, information shall be deemed confidential notwithstanding any prior unauthorized disclosure by any person. The obligations imposed by this Section 9(a) shall not apply to any information that: (a) was known to Executive prior to Executive's employment by the Company; or (b) is now or becomes generally known or available to the public through no act of the Executive.

          (b) The Executive agrees that during his employment and for a period of two years following the termination of his employment under Section 6 (except for Termination With Good Reason or Termination Without Cause):

               (i) he will not (except on behalf of or with the prior written consent of the Company) within any geographic area in which the Company is located or does business or the Executive knows the Company intends to do business, either directly or indirectly, consult with, manage, own, operate, control or participate in or be employed by any entity that competes with the Company ("Competing Business") or any entity planning to engage in a business that would compete with the Company; and

               (ii) he will not (except on behalf of or with the prior written consent of the Company), either directly or indirectly, on his own behalf or in the service or on behalf of any third person, solicit, divert or appropriate to any Competing Business or attempt to solicit, divert or appropriate to any Competing Business any business from any customer or client or actively sought prospective customer or client of the Company or any of its subsidiaries with whom the Executive has dealt, whose dealings with the Company have been supervised by the Executive or about whom the Executive has acquired proprietary information during the course of his employment with the Company; and

               (iii) he will not (except on behalf of or with the prior written consent of the Company), either directly or indirectly, on his own behalf or in the service or on behalf of any third person, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Company or any of its subsidiaries with whom the Executive had regular contact in the course of his employment with the Company, whether or not such employee is a full-time or a temporary employee, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a specified period or at will.

          (c) Service by the Executive on the Board of Directors of any not-for-profit or for-profit organization shall not be deemed a violation of
Section 9(b) hereof.

          (d) The restrictions in this Section 9 shall survive the termination of this Agreement and shall be in addition to any restrictions imposed on the Executive by statute or at common law.

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     10. Inventions.

          (a) The Executive agrees that all Subject Inventions (defined below in this Section 10) conceived or first practiced by the Executive during his employment by the Company, and all patent rights and copyrights to the Subject Inventions are or shall become the property of the Company immediately upon such conception or practice, and the Executive hereby irrevocably assigns to the Company all of the Executive's rights to all Subject Inventions.

          (b) The Executive agrees that if he conceives an Invention during his employment and there is a reasonable basis to believe that the Invention is a Subject Invention, the Executive will promptly provide a written description of the Invention to the Company adequate to allow evaluation for a determination as to whether the Invention is a Subject Invention. It is agreed that all notebooks maintained by the Executive relating (directly or indirectly) to Subject Inventions and written disclosures are the property of the Company.

          (c) If, upon commencement of the Executive's employment with the Company, the Executive has previously conceived any Invention or acquired any ownership interest in any Invention, which: (i) is the Executive's property, or of which the Executive is a joint owner with another person or company; (ii) is not described in any issued patent as of the commencement of the Executive's employment with Company; and (iii) would be a Subject Invention if such Invention was made while a Company employee; then the Executive must, at the Executive's election, either: (A) provide the Company with a written description of the Invention on Exhibit A hereto, in which case no rights to the Invention shall become the property of the Company; or (B) provide the Company with the license described in Section 10(d) of this Agreement.

          (d) If the Executive has previously conceived or acquired any ownership interest in an Invention described above in Section 10(c) and the Executive elects not to disclose the same to the Company as provided above, then the Executive hereby grants to the Company an irrevocable nonexclusive, paid up, royalty-free license to use and practice the Invention, including a license under all patents to issue in any country which pertain to the Invention.

          (e) The Executive owns no patents, individually or jointly with others, except those described on Exhibit B hereto.

          (f) Definitions.

               (i) "Invention" shall mean any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture or composition of matter, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new.

               (ii) "Proprietary Information" shall mean (i) information related to the Company or its subsidiaries (A) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (B) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (ii) all tangible reproductions of the information. Proprietary Information includes, but is not limited to, technical and nontechnical data related to the formulas, patterns, designs, compilations, programs, Inventions, methods, techniques, drawings, processes, finances, actual or potential customers and suppliers, existing and future products, and

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employees of the Company or its subsidiaries. Proprietary Information also includes information which has been disclosed to the Company or its subsidiaries by a third party and which the Company or any of its subsidiaries is obligated to treat as confidential.

               (iii) "Subject Invention" shall mean any Invention that is conceived by the Executive, alone or in a joint effort with others, during the Executive's employment by the Company which (i) may be reasonably expected to be used in a product of the Company, or a product similar to a Company product,
(ii) results from work that the Executive has been assigned as part of his duties as an employee of the Company, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of his duties as an employee of the Company, or (iv) is useful, or which the Executive reasonably expects may be useful, in any process or product of the Company.

     11. Patent Applications.

          (a) The Executive agrees that should the Company elect to file an application for patent protection, either in the United States or in any foreign country on a Subject Invention of which the Executive was an inventor, the Executive will execute all necessary documentation relating to the patent applications, including formal assignments to the Company.

          (b) The Executive further agrees that he will cooperate with attorneys or other persons designated by the Company by explaining the nature of any Subject Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation reasonably required for orderly prosecution of such patent applications. The Company will be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Subject Inventions assigned to the Company.

     12. Copyrights.

          (a) The Executive agrees that any Works (defined below in this Section
12) created by the Executive in the course of the Executive's duties as an employee of the Company are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. To the extent such Works are not governed by the foregoing, the Executive hereby irrevocably assigns to the Company all of the Executive's rights to all Works.

          (b) The Executive must disclose to the Company all Works referred to in Section 12(a) and shall execute and deliver all applications, registrations and documents relating to the copyrights to the Works and shall provide assistance to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

          (c) The Executive claims no ownership rights in any Works, either individually or jointly with others, except those described on Exhibit C hereto.

          (d) "Work" shall mean a copyrightable work of authorship, including, without limitation, any technical descriptions for products, users guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

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     13. Indemnification. The Company shall indemnify the Executive to the fullest extent permitted by the Colorado Business Corporation Act.

     14. Injunctive Relief. The Executive expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Sections 9, 10, 11 and 12 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, the Executive agrees that, notwithstanding any provision in Section 17 of this Agreement to the contrary, the Company shall be entitled to seek injunctive relief from a court of appropriate jurisdiction without the posting of a bond or other security in the event of any breach or threatened breach of the terms of either of such sections. Nothing in this Agreement will be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive. The provisions of this Section 14 shall survive the termination of this Agreement.

     15. Successors; Binding Agreement.

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such agreement prior to or on the effective date of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to receive hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid, which successor executes and delivers the agreement provided for in this Section 15 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die after the Termination Date but before all amounts payable to him under this Agreement have been paid, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     16. Notices. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at the Company's then principal office, or to the Executive at the address set forth beneath his signature, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing in a notice given to the other parties in compliance with this Section 14. Notices shall be deemed given when received or, if sent by

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registered or certified mail, three business days after such notice was placed in the mail, correctly addressed with postage prepaid, whichever is earlier.

     17. Disputes. Any claim, controversy or dispute arising out of or relating to this Agreement (including employment of Executive), or the breach, performance, termination, enforceability or validity thereof including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration pursuant to this Section 17 if good faith negotiations among the parties do not resolve such claim, dispute or controversy within 60 days after such claim is presented in writing to Company. Such arbitration shall be conducted in Denver, Colorado, and shall proceed in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, to the extent that such Arbitration Rules are not inconsistent with the provisions of this Agreement; provided, however, that such Arbitration Rules may be modified as shall be required to provide procedural fairness mandated by state or federal law in a proceeding involving arbitration of claims arising under federal or state civil rights statutes. Such arbitration shall be heard by one arbitrator, who, unless otherwise agreed to by the parties, shall be an impartial attorney at law who has had training and experience as an arbitrator and who has practiced law for at least 15 years as an attorney concentrating in either general litigation or employment matters. If the parties to the dispute are unable to agree on the selection of an arbitrator, the parties shall alternately strike arbitrators from a panel of arbitrators provided by the American Arbitration Association until a sole arbitrator is selected. Reasonable discovery shall be allowed in the arbitration and each party may be represented by counsel. The arbitrator shall base his award on applicable law and judicial precedent and include in such award a written statement of the reasons upon which the award is based, including findings of fact and conclusions of law. The arbitrator may award any remedies allowed by law if liability and damages are proven. The award rendered by the arbitrator shall be final and binding, and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. The costs and fees in the arbitration shall be shared equally by the parties to the arbitration, except as expressly required otherwise under the applicable federal or state civil rights statutes in any proceeding arising thereunder. Notwithstanding anything to the contrary contained in this Section 17, but without limiting the power of the arbitrator to grant similar remedies that may be requested by a party in a dispute, Company shall have the right to proceed in any court of proper jurisdiction to obtain injunctive relief as provided in Section 14 of this Agreement.

     18. Nonalienation of Benefits. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

     19. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under ERISA, as applicable to such an arrangement, shall be applicable to this Agreement.

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     20. Reporting and Disclosure. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

     21. Effect on Prior Agreements and Existing Benefits Plans. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior written or oral agreements or understandings relating to the subject matter hereof.

     22. Modification and Waiver. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties to this Agreement. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     23. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such provision shall be modified to the extent necessary to make such provision fully enforceable. To the extent modification will not remedy such invalidity or unenforceability, such provision shall be stricken from this Agreement and shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

     24. Withholding. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable tax laws. In the event the Company fails to withhold such sums for any reason, it may require the Executive to promptly remit to the Company sufficient cash to satisfy applicable income and employment withholding taxes.

     25. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

     26. Consult With Attorney. The Executive has had an opportunity to consult with an attorney of his choosing prior to executing this Agreement. The Executive acknowledges and agrees that Burns, Figa & Will, P.C. has not provided any legal, tax, or other advice to the employee with respect to this Agreement.

     27. Governing Law. To the extent not governed by Federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

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     IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the day and year first above written.

     COMPANY
     COGENCO INTERNATIONAL, INC.

     By:________________________
     Title:_____________________


     EXECUTIVE
     ___________________________    tax id number: __________________


     Address: __________________________

     ___________________________________













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